                KELLEY OIL & GAS CORPORATION


                   REGISTRATION AGREEMENT



                                                 October 25, 1996


Morgan Stanley & Co.
  Incorporated for itself
  and the other several Purchasers
  named below
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

         Kelley Oil & Gas Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to certain purchasers (the "Purchasers"), upon the terms set forth in a placement agreement of even date hereof (the "Placement Agreement"), $125,000,000 principal amount of its 10-3/8% Senior Subordinated Notes Due 2006 (the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of October 15, 1996 (the "Indenture") between the Company, as issuer, and United States Trust Company of New York, as trustee (in such capacity, the "Trustee"). As an inducement to the Purchasers to enter into the Placement Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with the Purchasers, for the benefit of the registered holders of the Notes (including the Purchasers) and the Exchange Notes (as defined below) (collectively, the "Holders"), as follows:

         SECTION 1. REGISTERED EXCHANGE OFFER. The Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933 (the "Securities Act"), with respect to an offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Notes (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Notes, a like

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aggregate principal amount of debt securities (the "Exchange Notes") of the
Company issued under the Indenture and identical in all material respects to the Notes (except for the transfer restrictions relating to the Notes) that would be registered under the Securities Act. The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the date of original issue of the Notes and shall keep the Exchange Offer Registration Statement effective for not less than 20 Business Days (as defined in the Indenture)(or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

         If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 20 Business Days after the commencement thereof provided that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

         Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange such Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. In connection with such Registered Exchange Offer, the Company shall use its best efforts to consummate the Registered Exchange Offer and shall comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other applicable laws and regulations in connection with the Registered Exchange Offer.

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         The Company and the Purchasers acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder, including any Purchaser, which is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Purchasers are permitted to and elect to sell Exchange Notes acquired in exchange for Notes constituting any portion of an unsold allotment, they are required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

         The Company also shall include within the prospectus contained in the Exchange Offer Registration Statement statements as are currently customary to be contained therein, reasonably acceptable to the Purchasers, summarizing the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission.

         The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by the Purchasers and all Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act and shall make such prospectuses available to the Purchasers and such Exchanging Dealers for such period of time after the consummation of the Registered Exchange Offer as such persons must comply with such requirements in order to resell the Exchange Notes; PROVIDED, HOWEVER, that such period shall not exceed 180 days (unless extended pursuant to Section 3(j) below); PROVIDED FURTHER, HOWEVER, that such persons shall not be authorized by the Company to deliver and shall not deliver any such prospectus after the expiration of such period in connection with the resales contemplated by this paragraph.

         The Company shall make available for a period of 90 days after the consummation of the Registered Exchange Offer, a copy of the prospectus, and any amendment or supplement thereto, forming part of the Exchange Offer Registration Statement to any broker-dealer for use in connection with any resale of any Exchange Notes. The Notes and the Exchange Notes are herein collectively called the "Securities".

         In connection with the Registered Exchange Offer, the Company shall:

         (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Registered Exchange Offer open for not less than 20 Business Days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

         (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate of the Trustee;

         (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

         (e) otherwise comply in all material respects with all applicable laws.

         As soon as practicable after the close of the Registered Exchange Offer, the Company shall:


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          (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

         (ii) deliver, or cause to be delivered, to the Trustee for cancellation all the Notes so accepted for exchange; and

        (iii) issue, and cause the Trustee to authenticate and deliver promptly to each Holder of the Notes, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

         The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes and the Notes will vote and consent together on all matters as one class and that none of the Exchange Notes or the Notes will have the right to vote or consent as a class separate from one another on any matter.

         Interest on each Exchange Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, at the time of issuance does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 2. SHELF REGISTRATION. If (i) the Company determines that a Registered Exchange Offer, as contemplated by Section 1 hereof, is not available or may not be consummated as soon as practicable after the last date the Registered Exchange Offer is open because it would violate applicable law or the applicable interpretations of the staff of the Commission, (ii) the Registered Exchange Offer is not consummated within 210 days of the date of this Agreement, (iii) the Purchasers so request with respect to the Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by them following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange for validly tendered (and not withdrawn) Notes, the Company shall take the following actions:

         (a) The Company shall use its best efforts to prepare and file, as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2), with the Commission and thereafter to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); PROVIDED, HOWEVER, that no Holder (other than the Purchasers) shall be entitled to have any Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

         (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the period referred to in Rule 144(k) under the Securities Act after the original issue date of the Notes expires (or for such longer period if extended pursuant to Section 3(j) below) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto.

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         No Holder may include any of its Transfer Restricted Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 30 days after receipt of a request therefor, such information with respect to such

Holder as required by applicable law to be contained in any Shelf
Registration Statement. Each Holder of Transfer Restricted Notes as to which any Shelf Registration is being effected must agree, in order to enjoy the benefits thereof, to furnish promptly to the Company all additional information necessary to make the information previously furnished to the Company by such holder not misleading.

         SECTION 3. REGISTRATION PROCEDURES. In connection with any Shelf Registration contemplated by Section 2 hereof and any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions, to the extent applicable, shall apply:

         (a) The Company shall (i) furnish to the Purchasers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall not file any such Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and amendments to such documents other than documents required to be filed pursuant to the Exchange Act) to which the Purchasers shall reasonably object, except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company has advised the Company in writing is required to be filed in order to comply with applicable law; (ii) include, in the prospectus forming a part of the Exchange Offer Registration Statement, information substantially to the effect set forth
     (A) in Annex A hereto on the cover, (B) in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section,
     (C) in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and
     (D) include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) to the extent required by law or interpretation of the staff of the Commission, if requested by the Purchasers, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; and (iv) to the extent required by law or interpretation of the staff of the Commission, in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

         (b) The Company shall notify the Purchasers, the Holders and any Participating Broker-Dealer from whom the Company has received prior written notice stating that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) promptly, and, if requested by the Purchasers, the Holders or any such Participating Broker-Dealer, confirm such notice in writing:

              (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

             (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

            (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

             (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

             (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

         (c) The Company shall make every reasonable effort to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and shall provide prompt written notice to the Purchasers and each Holder of the withdrawal of any such order.

         (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless a Holder so requests in writing).

         (e) The Company shall deliver to the Purchasers, and to any other Holder that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless the Purchasers or any such Holder so request in writing).

         (f) The Company shall deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by, and as contemplated by, the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

         (g) The Company shall deliver to the Purchasers, any Participating Broker-Dealer or any Exchanging Dealer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such person may reasonably request, during the period not exceeding 180 days following the consummation of the Registered Exchange Offer. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Purchasers, if necessary, any Participating Broker-Dealer or Exchanging Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement; PROVIDED, HOWEVER, that such persons shall not be authorized by the Company to deliver and shall not deliver any such prospectus after the expiration of the period referred to in the immediately preceding sentence, in connection with the resales contemplated by this paragraph.

         (h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable such Holder to offer and sell in such jurisdictions the Securities covered by such Registration Statement owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally or as a foreign corporation to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Holders may request at least two business days prior to closing of any sale of the Securities pursuant to such Shelf Registration Statement.

         (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus until the Company has amended or supplemented the prospectus to correct such misstatement or omission, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j); PROVIDED, HOWEVER, that the minimum time period before the Company shall be entitled to close the Registered Exchange Offer shall be extended only to the extent required by the Commission. The Purchasers, each

    Holder and any Participating Broker-Dealers agree that upon receipt of any such notice from the Company it will not distribute copies of the prospectus that are the subject of such notice and will retain such copies in its files.

         (k) Not later than the effective date of the applicable Registration Statement, the Company will obtain a CUSIP number for the applicable Securities and provide the Trustee with printed certificates for the applicable Securities in a form eligible for deposit with The Depository Trust Company.

         (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

         (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         (o) In the case of any Shelf Registration, the Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as the Holders of a majority of the Securities being sold shall reasonably request in order to facilitate the disposition of the Securities pursuant to such Shelf Registration.

         (p) In the case of any Shelf Registration, the Company shall make available for inspection by a representative of the Holders of Securities being sold, its counsel and an accountant retained by such Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Securities Act, all financial and other records, pertinent corporate documents and properties of the Company customarily inspected by underwriters in primary underwritten offerings and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by, and customarily supplied in connection with primary underwritten offerings to, any such representative, attorney or accountant in connection with such registration; PROVIDED, HOWEVER, such person shall agree in writing that any records, information or documents that are designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order, (iii) disclosure of such records, information or documents, in the written opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act) or (iv) disclosure of such records, information or documents is necessary to avoid or correct a misstatement or omission in such Registration Statement, prospectus supplement or any post-effective amendment.

         (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall (i) to the extent possible, make such representations and warranties to the Holders and any underwriter of the Securities being sold, with respect to the business of the Company, the Shelf Registration Statement, the prospectus included therein and documents incorporated by reference therein, in each case in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) cause its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering matters customarily covered in opinions requested in underwritten offerings, (iii) cause its officers to execute and deliver such documents and certificates and updates thereof as may be reasonably requested by any underwriters of the applicable Securities, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause
     (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement and (iv) cause its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes, and in no event shall the Notes be marked as paid or otherwise satisfied.

         (s) The Company will use reasonable efforts to cause the Securities covered by a Registration Statement to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities Act) if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

         (t) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including by (i) if such Rules or By-Laws, including Schedule E thereto, shall so require, cooperating in the engagement by such broker-dealer of a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities,
    (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and
    (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

         SECTION 4. REGISTRATION EXPENSES. The Company shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Company including, without limitation, (i) all Commission, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for any underwriters or holders in connection with Blue Sky qualification of any of the Securities), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees and (v) the fees and disbursements of counsel for the Company and in the event of a Shelf Registration, the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Securities covered thereby and of the independent public accountants of the Company, including the expense of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Securities by a Holder.

         SECTION 5. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer, and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder or such Participating Broker-Dealer, from and against any and all losses, claims, damages and liabilities
(including, without limitation, any legal or other expenses reasonably incurred by such Holder or Participating Broker-Dealer or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Participating Broker-Dealer or any Holder furnished to the Company in writing by such Holder or Participating Broker-Dealer expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling or affiliated with such Holder or Participating Broker-Dealer, if a copy of the final prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or Participating Broker-Dealer to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) As a condition to the enjoyment of the benefit of any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, each Holder of the Securities, severally and not jointly, shall agree to indemnify and hold harmless the Company, other selling Holders, directors of the Company, the officers of the Company who sign a Registration Statement and each person, if any, who controls the Company or any selling Holders, within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in a Registration Statement, any preliminary prospectus, prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. If an indemnified party includes (x) the Purchasers or such controlling persons of the Purchasers, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated or (y) Holders of Securities (other than the Purchasers) or controlling persons of such Holders, such firm shall be designated in writing by Holders of a majority in aggregate principal amount of such Securities. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless the reasonableness of such fees and expenses is being challenged in good faith by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the exchange of the Notes pursuant to the Registered Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder, Participating Broker-Dealer or other indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, the Holders of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes were sold by such Holder pursuant to a Registration Statement exceeds the amount of any damages that such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) the sale of the Securities. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 6.  ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.
(a) Additional interest (the "Additional Interest") with respect to the Securities shall be assessed if on or prior to the date that is seven months after the Issue Date, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement is declared effective by the Commission (each such event being a "Registration Default"). Additional Interest shall accrue on the Securities over and above the interest rate set forth in the title of the Securities from and including such date for so long as the Securities remain outstanding at a rate of 0.5% per annum; PROVIDED, HOWEVER, if a Registration Default has occurred and is continuing at and after the date that is thirteen months after the Issue Date, then Additional Interest shall accrue on the Securities over and above the interest rate set forth in the title of the Securities from and including such date for so long as the Securities remain outstanding at a rate of 1.0% per annum.

         Any amount of Additional Interest due pursuant to the foregoing paragraph will be payable in cash on the regular interest payment dates with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         (b) "Transfer Restricted Notes" means each Security until (i) the date on which such Transfer Restricted Note has been exchanged by a person other than a broker-dealer for a freely transferrable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer
Registration Statement, (iii) the date on which such Transfer Restricted Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Transfer Restricted Note is distributed to the public pursuant to Rule
144 (or any similar provision then in force) under the Securities Act or is saleable pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.

         SECTION 7. RULES 144 AND 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of Securities pursuant to Rules 144 and 144A provided that sales could otherwise be made under such rules. The Company covenants that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the request of any Holder of Transfer Restricted Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act. The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Purchasers upon request.

         SECTION 8. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering, but such selection must be approved by the Company, which approval will not be unreasonably withheld or delayed.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 9. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consent.

         (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

         (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of the Notes to such Holder was first sent by the Purchasers, with a copy in like manner to you as follows:

              Morgan Stanley & Co. Incorporated
              1585 Broadway
              New York, NY 10036
              Fax No.: (212) 761-0260
              Attention: Managing Director, Syndicate with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, New York 10019
              Fax No.: (212) 474-3700
              Attention:  Kris F. Heinzelman

         (2)  if to the Company, at the following address:

              Kelley Oil & Gas Corporation
              601 Jefferson
              Suite 1100
              Houston, TX 77002
              Fax No.: (713) 652-5200
              Attention:  Thomas E. Baker

    with a copy to:

              Fulbright & Jaworski L.L.P.
              1301 McKinney St., Suite 5100
              Houston, TX 77010-3095
              Fax No.:  (713) 651-5246
              Attention:  Charles H. Still

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day following the day sent, if sent by overnight air courier guaranteeing next day delivery.

         (c) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns.

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         (h) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than Holders of Securities if such Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasers and the Company in accordance with its terms.

                                                Very truly yours,

                                                KELLEY OIL & GAS CORPORATION,

                                                by
                                                 /s/ WILLIAM C. RANKIN
                                                 ----------------------------
                                                 Name:  William C. Rankin
                                                 Title: Senior Vice
                                                        President and Chief
                                                        Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
LAZARD FRERES & CO. LLC

Acting severally on behalf
    of themselves and the
    several Purchasers
    named herein

    by MORGAN STANLEY & CO.
        INCORPORATED,


by
   /s/ DARREN S. THOMPSON
   ------------------------------
   Name:  Darren S. Thompson
   Title: Vice President

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a brokerdealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of marketmaking activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

                                                                         ANNEX C
PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
     , 199 , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.*

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that


------------------------
    * In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D

/     /       CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10
              ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
              AMENDMENTS OR SUPPLEMENTS THERETO.

              Name:
                    ------------------------------------------------------

              Address:
                       ---------------------------------------------------

                       ---------------------------------------------------


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.